Exhibit 16.1


                              HENRY SCHIFFER, CPA
                          AN ACCOUNTANCY CORPORATION
                        315 S. BEVERLY DRIVE, SUITE 211
                           BEVERLY HILLS, CA  90212
                          TELEPHONE:  (310) 286-6830
                          FACSIMILE:  (310) 286-6840




December 22, 2003



United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

Re:    Itec Environmental Group, Inc.

Ladies and Gentlemen:

The undersigned Henry Schiffer, CPA An Accountancy Corporation previously acted as independent accountants to audit the financial statements of Itec Environmental Group, Inc. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have reviewed Item 4 of the Company's Form 8-K dated December 22, 2003 captioned "Changes In Registrant's Certifying Accountant" and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Henry Schiffer, CPA

Henry Schiffer, CPA

HS/kpe